Exhibit 10.28
ALLIANCE LAUNDRY HOLDINGS INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
SECTION 1. Purpose. The purpose of this 2025 Omnibus Incentive Compensation Plan (the “Plan”) is to enable the Company (as defined below) to grant equity compensation awards and other types of incentive compensation. The Plan is intended to replace the Company’s 2015 Stock Option Plan (as amended), which shall be automatically terminated and replaced and superseded by the Plan on the Effective Date (as defined below). Notwithstanding the foregoing, any awards granted under the Company’s 2015 Stock Option Plan (as amended) shall remain in effect pursuant to their terms.
SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
“Applicable Exchange” means the New York Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Applicable Law” means legal requirements relating to the Plan under U.S. Federal and state corporate law, U.S. Federal and state securities law, the Code, the Applicable Exchange and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted.
“Award” means any award that is permitted under Section 6 and granted under the Plan.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.
“Cause” has the meaning as set forth in any Award Agreement or other contractual agreement between a Participant and the Company or one of its Affiliates.  In the case that any Award Agreement or other contractual agreement between a Participant and the Company or one of its Affiliates does not contain a definition of “Cause,” “Cause” means (i) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (ii) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (iii) the Participant’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate; or (v) the Participant’s material violation of any provision of any agreements between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; provided that, upon the occurrence of one or more conditions specified in (ii) through (v) above, the Committee shall provide notice to the Participant of the existence of such condition(s) and the Participant shall have 30 days following receipt of such notice to cure such condition(s) to the extent curable, and any failure by the Participant to correct such condition(s) shall result in any termination of the Participant’s employment during the 60-day period following such 30-day period to be deemed a termination for Cause.
“Change of Control” means the occurrence of any of the following events:
(i)    during any period of 24 consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director subsequent to the first day of such period whose appointment, election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of Directors, (B) an actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation;
(ii)    the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale or other similar disposition of all or substantially all the assets of the Company to any Person or Persons (other than (1) any disposition to an Affiliate or (2) any dividend or distribution of assets (including the stock of any Affiliate) to the stockholders of the Company) (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under Applicable Laws (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same relative proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Continuing Company, any entity controlled, directly or indirectly, by the Continuing Company or BDT Capital Partners, LLC) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
(iii)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or
(iv)    any Person, corporation or other entity (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) BDT Capital Partners, LLC) becomes the beneficial owner (as used in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: any acquisition (w) directly from the Company, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.
“Code” means the U.S. Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means Alliance Laundry Holdings Inc., a corporation organized under the laws of Delaware, together with any successor thereto.
“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.
“Disability” means a Participant’s inability to perform the customary duties of his or her position of employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
“Effective Date” shall have the meaning specified in Section 11.
“Eligible Person” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant pursuant to such SAR.
“Expiration Date” shall have the meaning specified in Section 11.
“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement or determined by the Committee, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Good Reason” has the meaning as set forth in any Award Agreement or other contractual agreement between a Participant and the Company or one of its Affiliates.  In the case that any Award Agreement or other contractual agreement between a Participant and the Company or one of its Affiliates does not contain a definition of “Good Reason,” “Good

Reason” means the occurrence of one or more of the following, without a Participant’s prior consent:
(i)    a material reduction by the Company of such Participant’s then-current annual target compensation (which, for the avoidance of doubt, is comprised of annual base salary, annual target bonus and target value of annual equity-based awards); or
(ii)    a change to the location of such Participant’s principal place of employment that is more than 50 miles from his or her principal place of employment on the date immediately preceding the applicable Change of Control;
provided that, no such event shall constitute Good Reason unless such Participant notifies the Company of the occurrence of such event within 30 days after such Participant first knows or should have known (after reasonable inquiry) of such occurrence, the Company fails to cure such event within 90 days after receipt of such notice and such Participant terminates employment within 30 days following the end of such cure period.
“Incentive Stock Option” means an option to purchase Shares from the Company that is intended to qualify for special U.S. Federal income tax treatment pursuant to Sections 421 and 422 of the Code and which is so designated in the applicable Award Agreement.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.
“Person” means a “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.
“Plan” shall have the meaning specified in Section 1.
“Restricted Share” means a Share that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.
“SAR” means an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market

Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“Shares” means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(d).
“Substitute Awards” shall have the meaning specified in Section 4(e).
SECTION 3. Administration. (a)  Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board. The members of the Committee shall be Directors who, at the time of acting, are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, unless otherwise determined by the Board. Unless otherwise expressly provided in the Plan, the Board shall also be permitted to exercise all powers delegated to the Committee.
(b)    Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine all terms and conditions of Awards, (iii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan, Awards or any Award Agreement or other instrument or agreement relating to the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(d)    Indemnification. Except as would be prohibited by Applicable Law, no member of the Board or the Committee or any employee of the Company or any of its Subsidiaries (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person and the Company shall advance to such Covered Person any such expenses promptly upon written request (which request shall include an undertaking by the Covered Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Covered Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)    Delegation of Authority to Senior Officers. Subject to Applicable Law, the Committee may delegate to one or more officers of the Company the authority to make grants of Awards to Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority.
(f)    Awards to Directors. The Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
SECTION 4. Shares Subject to the Plan. (a) Share Limits. (i) Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be issued pursuant to Awards shall be equal to [●]1 (the “Share Limit”); provided that the Share Limit shall be increased on each January 1 (each, an “Evergreen Date”) that occurs following the Effective Date and prior to the Expiration Date in an amount equal to 2.5% of the number of outstanding Shares as of the last day of the immediately preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to the Evergreen Date of a given year to provide that there will be no increase to the Share Limit for such year or that the increase to the Share Limit
1 To insert the number of shares constituting 5% of Shares that will be outstanding immediately after the closing of the Company’s initial public offering.

for such year will be a lesser number of Shares than would otherwise occur pursuant to the immediately preceding sentence.
(ii)    Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal to [●]2 (the “ISO Limit”).
(b)    Share Usage. If, (A) any Award is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto, (B) any Award is settled other than wholly by issuance of Shares (including cash settlement) or (C) Shares are surrendered or tendered to the Company in payment of any taxes withheld in respect of an Award or as consideration for the Exercise Price of an Award, then, in each such case, the number of Shares subject to such Award that were not issued, or were tendered or substituted, with respect to such Award shall not be treated as issued for purposes of reducing the Share Limit.
(c)    Director Limit. No Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than (i) $1,000,000, in the case of any Director who also serves as the Chairman of the Board and (ii) $750,000, in the case of any other Director (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Director Pay Limit”). Any compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first granted, and not when paid or settled (if later). Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a Director), will not be subject to the Director Pay Limit.
(d)    Adjustments for Changes in Capitalization and Similar Events. (i)  In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including performance goals) applicable to such Award.
(ii)    Subject to Section 4(d)(i), in the event the Committee determines in its discretion that an adjustment is appropriate or desirable upon any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of
2 To insert the Share Limit.

the Company or other similar corporate transaction or event (including any Change of Control) or any change in Applicable Law or accounting standards, the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company or number and kind of other securities with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award, the Exercise Price with respect to such Award and, subject to Section 8, any performance-based vesting conditions, (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) provide for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event.
(iii)    The adjustments permitted under this Section 4(d) shall be binding on all Participants without their consent or other further action.
(e)    Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, or in exchange of, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(d). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the ISO Limit.
(f)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.
SECTION 5. Eligibility. Any Eligible Person shall be eligible to receive an Award.
SECTION 6. Awards. (a)  Types of Awards. Awards may be in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Cash Incentive Awards or (vi) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any performance-based vesting conditions applicable thereto), which shall be set forth in the applicable Award Agreement.
(b)    Options. (i)  General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms and conditions of any Incentive Stock Options shall be subject to and comply with such rules as may be prescribed by Sections 421 and 422 of the Code. Incentive Stock Options may only be granted to employees of the Company or a related corporation as defined in Section 421 of the Code. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(ii)    Exercise Price. The Exercise Price of each Share covered by each Option shall not be less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or a related corporation as defined in Section 421 of the Code, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.
(iii)     Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised and no Shares shall be delivered until notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement, full payment of the aggregate Exercise Price has been received by the Company and provision for applicable withholding taxes (in accordance with Section 9(d)) for the Shares with respect to which the Option is exercised has been received by the Company.
(iv)    Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted (or the fifth anniversary of the date the Option is granted in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or a related corporation as defined in Section 421 of the Code), (B) 12 months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or a related corporation as defined in Section 421 of the Code due to such Participant’s death or Disability and (C) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or a related corporation as defined in Section 421 of the Code for any reason other than such Participant’s death or Disability.

(c)    SARs. (i) Exercise Price. The Exercise Price of each Share covered by a SAR shall not be less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).
(ii)    Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR may be settled in cash, Shares or a combination thereof, having a value equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.
(iii)     Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted, (B) 12 months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates due to such Participant’s death or Disability and (C) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than such Participant’s death or Disability.
(d)    Restricted Shares. Each Restricted Share shall be subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(e)    RSUs. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.
(f)    Cash Incentive Awards. The Committee shall determine any applicable performance-based vesting conditions and other payment conditions with respect to each Cash Incentive Award. The Committee may, in its discretion, reduce or increase the amount of any payment otherwise to be made in connection with Cash Incentive Awards.
(g)    Other Stock-Based Awards. The Committee shall have authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.
SECTION 7. General Award Terms. (a)  Minimum Vesting. Awards granted under the Plan (other than Cash Incentive Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the Committee may grant Awards in respect of up to a maximum of 5% of the Share Limit (as such limit may be increased pursuant to Section 4(a) and subject to adjustment under Section 4(d)) that shall not be subject to the foregoing minimum vesting requirement. The foregoing minimum vesting requirement shall not apply to (i) Awards granted to Directors, (ii) Awards that vest or become exercisable due to death, disability or in connection with a Change of Control, (iii) Substitute Awards or (iv) Awards settled in Shares in lieu of fully vested Cash Incentive Awards that were subject to the forgoing minimum vesting requirement.
(b)    Dividends and Dividend Equivalents. Any Award (other than an Option, SAR or Cash Incentive Award) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends or dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner set forth in the applicable Award Agreement or as otherwise determined by the Committee until such Award is earned and such dividends and dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.
(c)    Recoupment of Awards. Awards may be subject to reduction, forfeiture or clawback (in whole or in part) if required by Applicable Law and shall be subject to the Company’s Incentive Compensation Recovery Policy and any other compensation recoupment policy as may be established or amended from time to time by the Company or its Affiliates (the “Clawback Policy”). The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.
(d)    Repricing. In no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, award under any other equity compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
SECTION 8. Change of Control.
(a)    Unless otherwise provided in the Award Agreement, in the event of a Change of Control in which Awards are not assumed or substituted in accordance with Section 8(c):
(i)    Each Award that is unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as of immediately prior to such Change of

Control, with any performance based vesting conditions (appropriately prorated through the date of such Change of Control) deemed satisfied as of immediately prior to such Change of Control, as if the date of such Change of Control were the last day of the applicable performance period, at the greater of target or actual level of performance; and
(ii)    The Committee may (A) make provision for a payment (in cash, securities or other property) to the relevant Participant in consideration for the cancelation of an Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Share subject to such Option or SAR over the Exercise Price of such Option or SAR, (B) cancel and terminate any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR (as of a date specified by the Committee) without any payment or consideration therefor and (C) make provision for a payment (in cash, securities or other property) to the relevant Participant in consideration for the cancelation of an Award other than an Option or SAR in an amount equal to the Fair Market Value (as of a date specified by the Committee) of the Share subject to such Award, in each case.
(b)    Unless otherwise provided in the Award Agreement or in another contractual agreement with a Participant, if within 24 months following a Change of Control in which the acquirer assumed or substituted Awards in accordance with Section 8(c), a Participant’s service relationship is terminated by the Company (or its successor) without Cause or Participant resigns for Good Reason, (i) any outstanding Options or SARs then held by such Participant that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination, and will remain exercisable until the earlier of the expiration of the existing term of such Option or SAR and three months following the date of such termination and (ii) all other outstanding Awards then held by such Participant that are unvested or still subject to restrictions or forfeiture, will automatically be deemed vested, in the case of each of clauses (i) and (ii), with any performance-based vesting conditions (appropriately prorated through the date of such termination) deemed satisfied as of the date of such termination, as if such date were the last day of the applicable performance period, at the greater of target or actual level of performance, and all other restrictions and forfeiture provisions related thereto will lapse as of the date of such termination.
(c)    For the purposes of this Section 8, an Award will be considered assumed or substituted and remain outstanding if appropriate adjustments are made to the number and kind of shares and exercise prices, if applicable, as the Committee determines will preserve the material terms and conditions of such Award as in effect immediately prior to the Change of Control, including with respect to vesting schedule, intrinsic value of the Award (if any) as of the Change of Control, transferability of shares underlying such Award and that, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares for each Share held on the effective date of the Change of Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding

Shares); provided, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of another award for each Share subject to such Award, to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Shares in the Change of Control.
(d)    With respect to an Award that constitutes deferred compensation within the meaning of Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to the Participant holding such Award, payment or settlement of such Award may accelerate upon a Change of Control for purposes of the Plan or any Award Agreement only if such Change of Control also constitutes a “change in ownership”, “change in effective control” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code (it being understood that vesting of the Award may accelerate upon a Change of Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).
SECTION 9. General Provisions. (a)  Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.
(b)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)    Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission or any successor to the staff thereof, the Applicable Exchange and any Applicable Law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(d)    Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code. To the extent permitted or required by the Committee, any withholding tax obligations (in each case, up to the maximum statutory tax rates in the applicable jurisdiction or jurisdictions, as determined by the Committee) may or shall be satisfied by (i) the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, (ii) the Company withholding a portion of the Shares that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, (iii) by the Participant tendering to the Company cash (by check or wire transfer) or, if allowed by the Committee, Shares, (iv) withholding from proceeds from the sale of Shares issued to a Participant under such Award, either through a voluntary sale or a mandatory sale arranged by the Company or (v) any other method determined by the Committee that is permissible under applicable law.
(e)    Section 409A. (i)  It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii)    No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii)     If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.
(iv)     Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(f)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
(g)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases. No Award issued pursuant to the Plan shall be deemed “compensation” under any of the Company’s other employee benefit or compensation plans, programs, policies or arrangements, except to the extent expressly provided therein.
(h)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i)    No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted

Shares. Except as otherwise provided in Section 4(d) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(j)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(k)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to such law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l)    Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(m)    Requirement of Consent and Notification of Section 83(b) Election. No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant is expressly permitted under the terms of the applicable Award Agreement or by Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(p)    Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Unless otherwise specifically indicated, any law defined or referred to herein means such law as from time to time amended, modified or supplemented, including by succession of comparable successor laws, and all rules and regulations promulgated thereunder.
SECTION 10. Amendment and Termination. (a)  Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Share Limit, the ISO Limit or the Director Pay Limit (except for increases pursuant to an adjustment under Section 4(d)) or an increase under Section 4(a), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(d) being permitted without the approval of the Company’s stockholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided in the applicable Award Agreement.
(b)    Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely affect the rights of any Participant (or his or her transferee) under any Award previously granted shall not to that extent be effective without the consent of the applicable Participant or transferee.
SECTION 11. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.